AMENDMENT
                                       TO
                              CONSULTING AGREEMENT

                  Amendment, dated November 20, 1996 to Consulting Agreement (the "Consulting Agreement") dated December 1, 1994, as amended (the "Consulting Agreement"), between MEDCO RESEARCH, INC. (the "Corporation") and RICHARD C. WILLIAMS ("Williams").

                  WHEREAS, the Compensation Committee of the Board of Directors of the Corporation has determined that inasmuch as the Corporation does not have a Chief Executive Officer it is in the best interests of the Corporation to continue to consult with Williams on matters not customarily involving a non-employee Chairman of the Board, such as corporate acquisitions, financial public relations and pending litigation, and further to extend the Consulting Agreement for a period of one year on the terms set forth below; and

                  WHEREAS, Williams is willing so to continue to consult with the Corporation;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Section 1 of the Consulting Agreement is hereby amended by deleting in the first sentence thereof (a) the phrase "fiscal 1996" and substituting therefor the words "fiscal 1997" and (b) the proviso at the end of such sentence.

                  2. Section 3.1 of the Consulting Agreement is hereby amended by deleting in the first sentence thereof "1996" and substituting therefor "1997".

                  3.  Except  as  expressly   amended  hereby,   the  Consulting
Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


                              Richard C. Williams



                              MEDCO RESEARCH, INC.



                              By:
                                  Roger D. Blevins, President
                                  and Chief Operating Officer